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                                                                   EXHIBIT 10.29


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of December 9, 1997 by and among Servico, Inc., a Florida corporation (the "Company"), Prime-American Realty Corp., a Delaware corporation ("Prime American") and Prime Hospitality, Inc. ("Prime Hospitality").

                              W I T N E S S E T H:

         A. AMIOP Acquisition Corp., a Delaware corporation ("AAC"), is a newly formed subsidiary of Prime American.

         B. The sole assets of AAC will, as of the Closing Date (as hereinafter defined), consist solely of a 1% general partnership interest (the "GP Interest") in AMI Operating Partners, L.P., a Delaware limited partnership ("AMI").

         C. Prime American owns all of the outstanding shares of AAC Common Stock, par value $0.001 per share (collectively, the "Shares"), and desires to transfer the Shares to the Company on the terms and subject to the conditions set forth in this Agreement.

         D. The Company has entered into an Acquisition Agreement dated November 7, 1997 (the "Acquisition Agreement"), among the Company, Servico Acquisition Corp., a Florida corporation and wholly-owned subsidiary of the Company, Prime Motor Inns Limited Partnership ("Prime") and Prime American. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and Prime American, intending to be legally bound, hereby agree as follows:

         1. SALE AND PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement, on the Closing Date, Prime American shall assign, transfer, convey and deliver to the Company, and the Company shall acquire and accept delivery from Prime American of, all of Prime American's right, title and interest in and to the Shares. At the Closing, Prime American shall deliver to the Company all of the certificates representing the Shares, together with transfer forms duly executed by Prime American, separate from the certificates and executed in favor of the Company, sufficient to vest in the Company good and indefeasible title in the Shares, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever. The closing (the "Closing") of such sale and purchase shall take place concurrently with the closing of the transactions contemplated in the Acquisition Agreement (such date being referred to herein as the "Closing Date"), at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130.

         2. PAYMENT AND DELIVERY. Subject to the terms and conditions set forth herein, in exchange for the assignment, transfer, conveyance and delivery of the Shares, the Company shall, on the Closing Date, deliver to Prime American a warrant (the "Warrant") entitling Prime American to purchase at any time and from any time after the Closing Date and prior to the fifth anniversary of the Closing Date One Hundred Thousand (100,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock") at an exercise price of $18.00 per share (the "Exercise Price"), subject to adjustment. At the Closing, the Company shall deliver to Prime American a Warrant Certificate evidencing the Warrant substantially in the form of Exhibit A hereto.




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         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Prime American and Prime Hospitality as follows:


                  3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 20,868,405 shares are issued and outstanding on the date of this Agreement. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. All voting rights with respect to the securities of the Company are vested exclusively in the Common Stock. All shares of Common Stock issuable upon exercise of the Warrants issued by the Company pursuant to this Agreement ("Warrant Shares") will, upon issuance in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

                  3.3 LEGAL, VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to issue the Warrants. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

                  3.4 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 3.4, the execution, delivery and performance of this Agreement by the Company and the issuance of the Warrants by the Company do not and will not (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made, violate or conflict with any Law applicable to the Company or by which any property or asset of the Company is bound or effected, and (iii) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any liens or other encumbrance upon any property or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the issuance of the Warrants.

                  3.5 GOVERNMENTAL CONSENTS. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the issuance of the Warrants will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) applicable requirements of the Exchange Act or any state securities or blue sky laws ("Blue Sky Laws"), and the rules and regulations of the NYSE, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the issuance of the Warrants.

                  3.6 EXCHANGE ACT REPORTS; FINANCIAL STATEMENTS. Since January 1, 1995, the Company has timely filed all reports and other documents required to be filed by it with the SEC under the Exchange Act, including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "Company SEC Reports"). As of the respective dates they were filed with the SEC, the Company SEC Reports, including all documents incorporated by

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reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.7 INVESTMENT INTENT. The Company is acquiring the Shares for investment and not with a view to, or for sale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), nor with the present intention of distributing or selling the same. The Company acknowledges its understanding that the Shares have not been registered under the Securities Act, or Blue Sky Laws, and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or any applicable Blue Sky Laws, except pursuant to an applicable exemption therefrom.

         4. REPRESENTATIONS AND WARRANTIES OF PRIME AMERICAN AND PRIME HOSPITALITY. Prime American and Prime Hospitality hereby represent and warrant to the Company as follows:

                  4.1 ORGANIZATION, STANDING AND POWER. Each of Prime American, Prime Hospitality and AAC is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Prime American and Prime Hospitality has all requisite right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  4.2 LEGAL, VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Prime American and Prime Hospitality and the consummation by Prime American and Prime Hospitality of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action on the part of Prime American, Prime Hospitality and Prime, as the sole limited partner of AMI, and no other corporate proceedings on the part of Prime American, Prime Hospitality or Prime, as the sole limited partner of AMI, are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Prime American and Prime Hospitality and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of Prime American and Prime Hospitality, enforceable against Prime American and Prime Hospitality in accordance with its terms.

                  4.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.3, the execution, delivery and performance of this Agreement by Prime American and Prime Hospitality and the consummation by Prime American and Prime Hospitality of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws of Prime American, Prime Hospitality or AAC or the Certificate of Limited Partnership or Limited Partnership Agreement of AMI or Prime, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made, violate or conflict with any Law applicable to Prime American or Prime Hospitality or by which any property or asset of Prime American or Prime Hospitality is bound or effected, and (iii) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any liens or other encumbrance upon any property or assets of Prime American (including the Shares) or Prime Hospitality pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) prevent or materially delay the performance by Prime American or Prime Hospitality of its obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby or (B) have an AAC Material Adverse Effect. For purposes of this Agreement,

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"AAC Material Adverse Effect" means any change in or effect on the business of
Prime American or AAC that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Prime American or AAC.

                  4.4 GOVERNMENTAL CONSENTS. The execution and delivery of this Agreement by Prime American and Prime Hospitality does not, and the performance by Prime American and Prime Hospitality of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by Prime American or Prime Hospitality with or notification by Prime American or Prime Hospitality to, any Governmental Entity.

                  4.5 ARTICLES OF INCORPORATION AND BYLAWS. A true and complete copy of the Articles of Incorporation and Bylaws and minute books of AAC have been delivered by Prime American to the Company.

                  4.6 CAPITALIZATION. The authorized capital stock of AAC consists of 1,000 shares of AAC Common Stock. AAC has issued 100 shares of AAC Common Stock, of which 100 shares are outstanding. All of such outstanding stock has been duly authorized and validly issued and is credited as fully paid, with no personal liability attaching to the ownership thereof. No class of equity securities of AAC exists other than the AAC Common Stock noted above. The Shares to be transferred by Prime American hereunder constitute one hundred percent (100%) of the issued and outstanding capital stock of AAC.

                  4.7 TITLE TO SHARES; LIENS. At the Closing, Prime American will transfer and convey, and the Company will acquire, good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, security interests, options or claims whatsoever.

                  4.8 ABSENCE OF OBLIGATIONS AND LIABILITIES. As of the Closing Date, AAC's sole asset will be the GP Interest and AAC will have no liabilities except in connection therewith. AAC has not conducted any business or commenced any operations and, from the date hereof, shall not conduct any business or commence any operations whatsoever other than acquiring the GP Interest and in connection therewith. AAC is not subject to and there is no basis for assertion against AAC or the GP Interest of, any claim, liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due other than obligations of Prime which are attributable to the GP Interest and which are disclosed in the Prime Financial Statements or on Schedule 3.8 of the Acquisition Agreement.

                  4.9 LITIGATION. There are no actions, suits, proceedings or investigations pending, or to the best of Prime American's and Prime Hospitality's knowledge, directly or indirectly threatened, nor has any notice of such items been received by AAC, Prime Hospitality or Prime American, in any court or before any governmental agency or instrumentality against or affecting Prime American, Prime Hospitality or AAC (as plaintiff or defendant), the GP Interest or any of the Shares which could (i) prevent the consummation of the transactions contemplated by this Agreement or (ii) individually or in the aggregate, have an AAC Material Adverse Effect, or which otherwise involves or could involve a claim or claims for damages against AAC or affect the GP Interest.

                  4.10 INVESTMENT INTENT. Prime American is acquiring the Warrants and will acquire the Warrant Shares for investment and not with a view to, or for sale in connection with, any distribution within the meaning of the Securities Act, nor with the present intention of distributing or selling the same. Each of Prime American and Prime Hospitality acknowledges its understanding that neither the Warrants nor the Warrant Shares have been registered under the Securities Act or Blue Sky Laws, and that the Warrants and the Warrant Shares may not be sold, transferred, offered

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for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or any applicable Blue Sky Laws, except pursuant to an applicable exemption therefrom.

         5. COVENANTS AND OTHER AGREEMENTS.

                  5.1 INTERIM OPERATIONS OF AAC. During the period from the date of this Agreement to the Closing Date, Prime American shall cause AAC not to conduct any business other than that necessary to comply with the provisions of this Agreement and in any event, during the period from the date of this Agreement to the Closing Date, Prime American will cause AAC not to (i) amend or otherwise change its Articles of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities or make or agree to make any change in its capitalization; (iii) enter into any commitment or transaction or make any capital expenditure or incur any indebtedness; (iv) enter into any contract or agreement; (v) do any act, or omit to do any act, or permit any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants of (A) Prime American or Prime Hospitality set forth in this Agreement or (B) Prime or Prime American set forth in the Acquisition Agreement; (vi) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of Prime American, Prime Hospitality or any affiliate thereof or to the prepayment of any such amounts; or (vii) agree, whether in writing or otherwise, to do any of the foregoing.

                  5.2 ACCESS. Prime American shall afford to the Company and its agents and representatives full access during normal business hours throughout the period prior to the Closing Date to all properties, books, contracts, commitments and records of Prime American and AAC and, during such period, Prime American shall furnish promptly to the Company all information concerning Prime American, AAC or the GP Interest as the Company may reasonably request.

                  5.3 CONSENTS. The parties hereto will each use reasonable efforts to obtain all consents, authorizations, orders and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement.

                  5.4 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  5.5 NOTIFICATION. Each of the parties hereto shall promptly notify the other in writing of any event, condition, circumstance, occurrence, transaction or other item occurring from the date of this Agreement through the Closing (i) that would in itself, or with any notice, lapse of time or both, constitute a violation or breach by such party of this Agreement, or (ii) which would have been required to have been disclosed by such party on any Schedule or Exhibit hereto or thereto, had such event, condition, circumstance, occurrence, transaction or item existed on the date of this Agreement. Any such notification shall not diminish or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor shall it limit or restrict any rights or remedies either party may have with respect to a breach or violation of any such representations, warranties or covenants.

                  5.6 ACQUISITION PROPOSALS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, neither Prime Hospitality nor Prime American shall (nor will they permit either AAC or any of their respective officers, directors, agents or affiliates to): directly or indirectly (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire the GP Interest, or all or substantially all of the business and properties or capital stock of AAC, whether by merger,

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purchase of assets or otherwise or (ii) except as required by law, disclose any information not customarily disclosed to any person concerning the GP Interest or the business and properties of AAC, afford to any person (other than the Company and its designees) access to the GP Interest or the properties, books or records of AAC or otherwise assist or encourage any person in connection with any of the foregoing. In the event Prime American, Prime Hospitality or AAC shall receive any offer or proposal of the type referred to in clause (i) above, Prime American and Prime Hospitality shall promptly inform the Company as to any such offer.

                  5.7 WAIVER OF PRIME GENERAL PARTNERSHIP INTEREST. Prime American and Prime Hospitality hereby agree, effective as of the Closing, to waive any and all rights they may have to receive any of the Sale or Refinancing Proceeds (as such terms are defined in the Limited Partnership Agreement of Prime) or other distributions from Prime resulting from the sale of the Limited Partnership Interest in AMI pursuant to the Acquisition Agreement or the subsequent dissolution or liquidation of Prime, it being understood that all such proceeds shall be paid to the Limited Partners of Prime.

         6. CONDITIONS TO PRIME AMERICAN'S AND PRIME HOSPITALITY'S OBLIGATIONS. The obligations of Prime American and Prime Hospitality under Sections 1 and 2 of this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                  6.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by the Company.

                  6.3 ACQUISITION AGREEMENT. The Acquisition Agreement and the transactions contemplated thereby shall have been consummated.

         7. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company under Sections 1 and 2 of this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Prime American and Prime Hospitality contained herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                  7.2 PERFORMANCE. Prime American and Prime Hospitality shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by Prime American or Prime Hospitality.

                  7.3 ACQUISITION AGREEMENT. The Acquisition Agreement and the transaction contemplated thereby shall have been consummated.

                  7.4 ADMISSION OF AAC AS A SUBSTITUTE GENERAL PARTNER. AAC shall have been admitted and substituted as the sole general partner of AMI. An Amendment to the Certificate of

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Limited Partnership of AMI shall have been filed with the Secretary of State of
Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act and a copy thereof, certified by the Secretary of State of Delaware, shall have been provided to the Company.

         8. REGISTRATION, TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES.

                  8.1 WARRANT OFFICE. The Company shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and the Warrant Certificate and any transfer thereof. At the Closing, the Company shall register the Warrants and the Warrant Certificate evidencing the Warrants in the Warrant Register in the name of Prime American as the initial Warrant Holder. The Company may deem and treat the registered holder of the Warrant Certificate as the absolute owner thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the Warrant Holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         For purposes of this Agreement:

                  "WARRANT HOLDER" shall mean Prime American, as the original registered holder of the Warrants, and any registered transferee of a Warrant Holder.

                  "WARRANT OFFICE" shall mean the office or agency of the Company at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Company at 1601 Belvedere Road, West Palm Beach, Florida, 33406, which office or agency may be changed by the Company pursuant to notice in writing to the persons named in the Warrant Register as the holders of the Warrants.

                  "WARRANT REGISTER" shall mean the register maintained by the Company at the Warrant Office.

                  8.2 REGISTRATION OF WARRANTS. Subject to Section 16.3 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate evidencing such Warrants to the Company at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Warrant Certificate evidencing the transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such Warrant Certificate in a name other than that of the original Warrant Holder and the Company shall not be required to issue or deliver such Warrant Certificate unless and until the person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  8.3 EXCHANGE OF CERTIFICATES. A Warrant Certificate may be exchanged, at the option of the holder thereof when surrendered to the Company at the Warrant Office, for another Warrant Certificate of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

                  8.4 TRANSFER CHARGES; LEGENDS. Except as set forth in Section
8.2 hereof, no charge shall be made for any transfer or exchange of the Warrants or any Warrant Certificate. Except as provided in Section 16.1 hereof, each Warrant Certificate issued upon transfer or




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exchanges shall bear the legend set forth in Section 16.1 hereof if the Warrant
Certificate presented for transfer or exchange bore such legend.

         9. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only (in the case of a lost, stolen or destroyed Warrant Certificate) upon receipt of a bond of indemnity reasonably satisfactory to the Company. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 16.1 hereof if the Warrant Certificate for which such substitution was made bore such legend.

         10. EXERCISE OF WARRANTS.

                  10.1 ELECTION. The Warrants will terminate on, and must be exercised prior to, the fifth anniversary of the Closing Date. Subject to such termination, the registered holder of the Warrants may elect to exercise such Warrants, in whole or in part, on any business day (as such term is defined in the Acquisition Agreement) during the period after the Closing Date but prior to the fifth anniversary of the Closing Date.

                  10.2 PRESENTATION OF CERTIFICATES; PAYMENT. The Warrant Holder will exercise the Warrants by presenting to the Company at the Warrant Office, the Warrant Certificate evidencing the Warrants, with the form of election to purchase attached thereto duly completed and signed by the Warrant Holder (the "Presentment Date"). Upon payment of the Exercise Price multiplied by the number of Warrant Shares to be issued in lawful money of the United States of America, the Company shall promptly issue and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as such Warrant Holder may designate, a certificate for the Warrant Shares issued upon such exercise. Any persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Shares as of the Presentment Date.

                  10.3 CASHLESS EXERCISE. In addition to the method of payment set forth in Section 10.2 hereof and in lieu of any cash payment required thereunder, the Warrant Holder shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate in the manner specified in Section 10.2 hereof in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of a share of the Common Stock less the Exercise Price, and the denominator of which is such Market Price.

                  10.4 DEFINITION OF MARKET PRICE. As used herein, the phrase "Market Price" shall be deemed to be the average of the average of the high and low prices for each of the ten (10) trading days immediately preceding the Presentment Date, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading by NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NASDAQ on any day during such ten-day period, the average of the bid prices for such day as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.



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         11. NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would, except for the provisions of this Section 11, be issuable on the exercise of the Warrants, the Company shall pay an amount in cash equal to the closing price of a share of Common Stock on the NYSE Composite Tape on the first business day immediately preceding the date of exercise of the Warrant multiplied by such fraction computed to the nearest whole cent.

         12. RESERVATION AND ISSUANCE OF WARRANT SHARES.

                  12.1 RESERVATION OF SHARES. The Company will at all times after the date hereof have authorized, and reserve and keep available, for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of the Warrants.

                  12.2 CORPORATE ACTION. The Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price per share.

         13. SHAREHOLDER RIGHTS.

                  13.1 NO SHAREHOLDER RIGHTS. Nothing contained in this Warrant Agreement or in the Warrant Certificate shall be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

                  13.2 NO OBLIGATION TO PURCHASE. Nothing contained in this Warrant Agreement or in the Warrant Certificate shall be construed as imposing any obligation on the registered Warrant Holder to purchase any securities or as imposing any liabilities on such Warrant Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         14. CERTAIN EVENTS.

                  14.1 CAPITAL REORGANIZATION. If there shall be any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is the survivor), or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "CAPITAL REORGANIZATION"), then, in addition to any other rights the Warrant Holder may have under this Warrant Agreement, effective upon the effective date of such capital reorganization, the Warrant Holder shall have the right to receive, upon exercise of the Warrants, the kind and amount of securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive after such capital reorganization if the Warrants had been exercised immediately prior to such capital reorganization.

                  14.2 DIVIDENDS; RECAPITALIZATION. If the Company shall (i) pay a dividend or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then subject to the provisions of
Section 14.3, in each such event, the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto, shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Common Stock or other securities of the Company which the Warrant Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening

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



of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur.

                  14.3 MINIMUM ADJUSTMENT. No adjustment in the Exercise Price will be required unless the adjustment would require a change of at least 1% in the Exercise Price; provided, however, that any adjustments which are not made because of this Section 14.3 will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 14.3 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  14.4 ABANDONMENT OF ACTIONS. If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a distribution or dividend or a capital reorganization or recapitalization, and shall legally abandon such action prior to effecting such action, then no additional amounts shall be distributable to the Warrant Holder pursuant to
Section 14 in respect thereof upon exercise of their Warrants.

         15. NOTICES TO HOLDERS.

                  In the event:

                  (i) of any capital reorganization or recapitalization to which the Company is a party and for which approval of any shareholders of the Company is required;

                  (ii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution in Common Stock; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be given to the registered Warrant Holder at its address on the Warrant Register, at least ten (10) calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, ten (10) calendar days prior to the taking of any action referred to in clauses (i) and (iii) above (but in no event later than the date that the Company provides public notice of any such action), by registered mail, postage prepaid, return receipt requested, a written notice stating (X) the date on which any such capital reorganization, dissolution, liquidation or winding up is expected to become effective, (Y) the date on which a record is to be taken for the purpose of such dividend or distribution and stating the amount and character of such dividend or distribution, or (Z) the date of which any such other action is to be effected, and, if applicable and known to the Company, the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such capital reorganization, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, capital reorganization, dissolution, liquidation or winding up or other action referred to above, or the vote upon any such action.

         16. RESTRICTIONS ON TRANSFER, SUBSEQUENT TRANSFEREES AS THIRD PARTY BENEFICIARIES.

                  16.1 LEGENDS. Except as otherwise provided in Section 16.2 hereof, each Warrant Certificate and each certificate for the Warrant Shares issued to a Warrant Holder shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act (or any successor rule) or if the opinion of counsel referred to in Section 16.2 hereof is to the further effect that neither such legend nor the restrictions on transfer in this Section 16 are required in order to ensure compliance with the Securities Act:

                  "THE [WARRANTS/SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS."

                  16.2 TERMINATION OF RESTRICTIONS. The restrictions set forth in this Section 16 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act upon receipt by the Company of an opinion of counsel, in form reasonably satisfactory to the Company, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act and any applicable state securities laws with respect to the transfer of the Warrants and/or the Warrant Shares. Whenever such restrictions shall so terminate, the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Company, without expense, a Warrant Certificate or certificates for such Warrant Shares not bearing the legend set forth in Section 16.1 hereof.

                  16.3 SUBSEQUENT TRANSFERS. It is the intention of the parties hereto that each Warrant Holder who acquires the Warrants by transfer be (i) bound by the terms and conditions of this Warrant Agreement and (ii) a beneficiary of, and entitled to enforce, the provisions of this Warrant Agreement that bestow rights on the Warrant Holder.

         17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the parties contained in this Agreement shall be continuing representations and warranties and shall survive the Closing and any exercise of the Warrants.

         18. TERMINATION. This Agreement shall terminate automatically upon termination of the Acquisition Agreement, whereupon the foregoing provisions of this Agreement shall cease to have any force or effect.

         19. NO BROKERS OR FINDERS. Except as provided in the Acquisition Agreement, each of the parties hereto represents to the other that it has not incurred any obligation or liability, contingent or otherwise, for any brokers or finders in respect of the matters provided for in this Agreement and each party agrees to indemnify and hold the other party and its affiliates harmless with respect to any broker's or finder's fees which may be claimed or asserted arising from any express or implied agreement or engagement with or by the indemnifying party.

         20. NOTICES. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and shall be delivered personally or sent by facsimile, overnight courier or by registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the date of personal delivery, or if sent by overnight courier or registered or certified mail on the date delivered to the courier or the U.S. mails or, in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.
Notices shall be sent to the following addresses:


                  To the Company:

                           Servico, Inc.
                           1601 Belvedere Road
                           West Palm Beach, Florida 33406
                           Attention: David Buddemeyer

                  To Prime American:

                           Prime-American Realty Corp.
                           P.O. Box 230
                           Hawthorne, New Jersey 07507

                  To Prime Hospitality:

                           Prime Hospitality, Inc.
                           700 Route 46 East
                           Fairfield, New Jersey 07004

or to such other address as any party shall designate in the manner provided in this Section 20.

         21. MISCELLANEOUS.

                  21.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  21.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

                  21.3 This Agreement and the Acquisition Agreement represent the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by both of the parties hereto which expressly refers to this Agreement and which states that it is a modification, amendment or waiver.

                  21.4 The parties acknowledge and agree that the breach of the provisions of this Agreement by Prime American, on the one hand, or the Company, on the other hand, would irreparably damage the other party thereto, and accordingly agree that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement; provided, however, that nothing herein shall limit the remedies, legal or equitable, otherwise available.

                  21.5 In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand, all reasonable fees and expenses of counsel for the prevailing party.

                  21.6 The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

                  21.7 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  21.8 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  21.9 Except as expressly set forth herein or in the Acquisition Agreement, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  21.10 This Agreement shall be subject to the exclusive jurisdiction and venue of the courts of Palm Beach County, Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Palm Beach County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient forum.

                 [REMAINDER OF THIS PAGE INTENTIONALLY OMITTED]

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                        SERVICO, INC.


                                        By: /s/ David Buddemeyer
                                           -------------------------------------
                                                David Buddemeyer
                                                President

                                        PRIME-AMERICAN REALTY CORP.



                                        By: /s/ S. Leonard Okin
                                           -------------------------------------
                                                S. Leonard Okin
                                                VP & CEO

                                        PRIME HOSPITALITY, INC.



                                        By: /s/ David A. Simon
                                           -------------------------------------
                                                David A. Simon
                                                President










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